Exhibit 13.2

Officer Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Globant S.A., a corporation organized under the form of a  société anonyme  under the laws of the Grand Duchy of Luxembourg (the “Company”), does hereby certify to such officer’s knowledge that:

The annual report on Form 20-F for the fiscal year ended December 31, 2015 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 29, 2016

/s/ Alejandro Scannapieco
Alejandro Scannapieco
Chief Executive Officer